Exhibit 99.1

PEOPLE INCORPORATED WITHDRAWS PROPOSAL TO PURCHASE ALL PUBLIC
SHARES OF MGM RESORTS INTERNATIONAL

NEW YORK—September 23, 2026—Today People Incorporated (NASDAQ: PPLI) announced it has withdrawn its proposal to purchase all public shares of MGM Resorts International.

People Incorporated Chairman and Senior Executive Barry Diller said,  “There are lots of ingredients that go into a proposal of this kind on its way to completion. We didn’t feel the mix was coming together in the way we had hoped and have decided not to pursue taking the company private at this time. What is undimmed is our belief in the future of MGM Resorts. We continue to hold 66.8 million shares representing approximately 27% of MGM Resorts and have total confidence in both the management and the Company’s prospects.”

Continued Mr. Diller, “I want to thank the Special Committee and all the MGM Directors for giving us the time and consideration during the process. People Incorporated is doing just fine with its principal publishing business achieving its 11th quarter of growth with plenty of cash to both invest in its business and purchase its stock.”

“We at People Incorporated remain open to and interested in the possibility of a strategic transaction with MGM Resorts and look forward to considering a range of alternatives,” concluded Mr. Diller.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “intends,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to future investments in our business and purchase of our stock, and the possibility of a strategic transaction. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the impact of advances in artificial intelligence (“AI”) and other digital technologies, including AI-enabled search features, on how users access and consume information and the resulting effects on traffic, engagement and monetization, (ii) our reliance on search engines and third-party platforms, including changes in algorithms, policies, economics or features (including those implemented by Google), as well as the potential expiration or modification of key commercial agreements, (iii) our ability to effectively market our products and services in a cost-efficient manner across evolving digital channels, (iv) our dependence on advertising revenue and the sensitivity of such revenue to macroeconomic conditions, including factors affecting advertiser demand, consumer confidence and discretionary spending, as well as geopolitical and broader market uncertainty, (v) our ability to adapt to changes in digital marketing practices, including limitations on data access, tracking technologies and targeting capabilities, (vi) our ability to develop, distribute and monetize our products and services across mobile and other platforms and maintain effective relationships with third-party partners, (vii) the continued growth, engagement and monetization of our digital publishing brands, (viii) risks related to our Print business, including ongoing revenue declines, cost pressures (including paper and postage), and reliance on key vendors, (ix) our ability to access, collect, use and protect personal data and comply with evolving privacy and data protection laws and platform restrictions, (x) our ability to effectively engage with users, subscribers and caregivers across communication channels, (xi) the concentration of voting control among our Chairman and Senior Executive and related parties, (xii) risks related to our liquidity and indebtedness, including our ability to service debt and comply with related covenants, as well as limitations on access to subsidiary cash flows, (xiii) risks related to strategic transactions and initiatives, including our ability to realize anticipated benefits from prior transactions and execute future initiatives, (xiv) competitive pressures in rapidly evolving industries, including from larger or better-positioned competitors and AI-enabled offerings, (xv) our ability to build, maintain and protect our brands, (xvi) cybersecurity risks, including increasingly sophisticated attacks (including those enabled by AI) and vulnerabilities at third-party providers, (xvii) data security breaches, fraud and related liabilities, (xviii) risks associated with the integrity, scalability and reliability of our systems, technology and infrastructure, (xix) the impact of general economic, geopolitical and public health conditions, (xx) our dependence on key personnel and leadership transitions, (xxi) volatility in our stock price and risks related to our capital allocation strategy, and (xxii) risks related to the ongoing corporate consolidation. Certain of these and other risks and uncertainties are described in our filings with the Securities and Exchange Commission (the “SEC”), including the most recent Annual Report on Form 10-K filed with the SEC on February 20, 2026, and subsequent reports that we file with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###

About People Incorporated

People Incorporated is the owner of America’s largest publisher, People Inc., home to more than 40 celebrated brands including PEOPLE, Food & Wine, Travel + Leisure, InStyle, Better Homes & Gardens, and Southern Living, attracting a total of 175 million consumers each month. The company also holds a significant minority stake in MGM Resorts International, reflecting our belief in the power and potential of businesses built around enduring consumer brands and iconic, real-world experiences.

People Incorporated represents the latest evolution in a long tradition of entrepreneurial ownership, disciplined capital allocation, and opportunistic value creation. Over three decades, the company has built, operated, invested in, and spun off many of the internet and media industry’s defining businesses, and that same spirit of opportunism drives us today. People Incorporated is headquartered in New York City. To learn more visit https://ir.people-incorporated.com.

Contact Us

People Incorporated Investor Relations

Mark Schneider

(212) 314-7400

People Incorporated Corporate Communications

Valerie Combs

(212) 314-7251